NEWS RELEASE for February 23, 2011

BIOLASE ANNOUNCES UNAUDITED FOURTH QUARTER NET INCOME OF $0.01 PER SHARE AND NON-GAAP NET INCOME OF
$0.03 PER SHARE

BIOLASE to Host Results Conference Call, March 10th at 11:00 a.m. E.S.T.

IRVINE, CA (February 23, 2011) . . . BIOLASE Technology, Inc. (NASDAQ:BLTI), the World’s leading dental laser manufactuer and distributor, announced today unaudited 2010 fourth quarter net income of $0.01 per share and non-GAAP net income of $0.03 per share which excludes non-cash stock option expense, depreciation and amortization expense and interest expense. This rapid turnaround resulted from a sequential revenue increase to $9.7 million for the fourth quarter with a gross profit of 50 percent and tight expense controls instituted by the new management team.

The Company will host a conference call on Thursday, March 10th, at 11:00 a.m. Eastern Time to discuss its operating results for the fourth quarter and year ended December 31, 2010, additional financial and strategic developments and to provide commentary and revised outlook for the remainder of 2011.

The Company’s full financial results release will be distributed at approximately 9:00 a.m. Eastern Time that same day.

Phone Participation
To listen to the conference call live via telephone, please dial 1-877-941-1427 from the U.S. or, for international callers, please dial +1-480-629-9664, approximately 10 minutes before the start time.

Webcast Participation
To listen to the conference call live via the Internet, visit the Investors section of the BIOLASE website at www.biolase.com. Please go to the website 15 minutes prior to the call to register, download and install the necessary audio software.

Replay
An audio archive of the webcast will be available for one year on the Investors section of the BIOLASE website.

About BIOLASE Technology, Inc.
BIOLASE Technology, Inc., the World’s leading Dental Laser company, is a medical technology company that develops, manufactures and markets lasers and related products focused on technologies that advance the practice of dentistry and medicine. The Company’s products incorporate patented and patent pending technologies designed to provide clinically superior performance with less pain and faster recovery times. BIOLASE’s principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. Other products under development address ophthalmology and other medical and consumer markets.

For updates and information on laser and Waterlase dentistry, find BIOLASE at http://www.biolase.com, Twitter at http://twitter.com/GoWaterlase, and YouTube at http://www.youtube.com/user/Rossca08.

This press release may contain forward-looking statements within the meaning of safe harbor provided by the Securities Reform Act of 1995 that are based on the current expectations and estimates by our management. These forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions.  Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks, uncertainties and other factors which may cause the Company’s actual results to differ materially from the statements contained herein, and are described in the Company’s reports it files with the Securities and Exchange Commission, including its annual and quarterly reports. No undue reliance should be placed on forward-looking statements. Such information is subject to change, and we undertake no obligation to update such statements.

For further information, please contact: Jill Bertotti, of Allen & Caron, +1-949-474-4300.

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Non-GAAP Financial Measures

The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items summarized in the below table. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the Company’s on-going core operating performance.

Management uses non-GAAP net income per diluted share in its evaluation of the Company’s core after-tax results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Management believes that providing these non-GAAP financial measures allows investors to view the Company’s financial results in the way that management views the financial results.

The non-GAAP financial measures presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

BIOLASE TECHNOLOGY, INC.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

(Unaudited)

Three months ended
December 31,
2010
GAAP net income per share:
Basic and Diluted	$0.01
Adjustments:
Interest expense *	0.00
Depreciation and amortization expense	0.01
Stock based compensation expense	0.01
Non-GAAP net income per share:
Basic and Diluted	$0.03

*rounds to less than $0.01 per share

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